Registration No. 333 -_______

As filed with the Securities and Exchange Commission on August 24, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Medigus Ltd.

(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or Organization)	Identification No.)

10 HaNechoshet Street Tel-Aviv, 6971072, Israel (Address of principal executive offices)

2013 Share Option and Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204,

Newark, DE, 19711, USA

Tel: 303-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Shachar Hadar, Adv.

Meitar | Law Offices
16 Abba Hillel Silver Rd.

Ramat Gan 5250608 Israel

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on form S-8 (the “Registration Statement) is being filed with the Securities and Exchange Commission (the “Commission”) or the purpose of registering an additional 6,000,000 ordinary shares of no par value of the Company, which may be issued under Medigus’ (“the “Registrant” or Company”) 2013 Share Option and Incentive Plan (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of the Company’s registration statements on Form S-8 (File No. 333-206803, 333-221019, 333-229429 and 333-258624) relating to the Plan, filed with the Commission on September 8, 2015, October 19, 2017, January 30, 2019 and August 9, 2021, respectively, are incorporated herein by reference except for Items 3 and 8 of the Company’s Registration Statement, which are included in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 20-F for the fiscal year ended on December 31, 2022, filed with the Commission on May 3, 2023, or the 2022 Form 20-F;

(b)	The description of our ordinary shares, of no par value, and the American Depositary Shares representing the ordinary shares, contained in the Company’s Annual Report on Form 20-F filed with the Commission on May 7, 2015, as updated by Exhibit 2.3 to the 2022 Form 20-F, and any amendment or report filed for the purpose of further updating that description; and

(c)	Our Reports on Form 6-K furnished to the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on June 6, 2023, June 30, 2023, and August 8, 2023.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and certain Reports on Form 6-K furnished by the Company to the Commission (which indicate on their cover pages that they are incorporated herein by reference), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents or reports, to the extent not superseded by documents or reports subsequently filed or made.

Item 8. Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

5.1*	Opinion of Meitar | Law Offices as to the legality of the securities being registered.

23.1*	Consent of Brightman Almagor Zohar and Co., Certified Public Accountants (Isr.), a firm in the Deloitte Global Network, independent registered public accounting firm for Medigus Ltd.

23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Medigus Ltd. 2013 Share Option and Incentive Plan (incorporated by reference to Exhibit 4.6 to the Registrant’s annual report on Form 20-F (File No 001-37381), filed with the Commission on May 7, 2015).

107*	Filing Fee Calculation

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel-Aviv, Israel on the 24th day of August, 2023.

Medigus Ltd.

By:	/s/ Liron Carmel
Name:	Liron Carmel
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Liron Carmel and Tali Dinar, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the 24th day of August, 2023.

Signature	Title

/s/ Liron Carmel	Chief Executive Officer (principal executive officer)
Liron Carmel

/s/ Tali Dinar	Chief Financial Officer (principal financial and accounting officer)
Tali Dinar

/s/ Eliyahu Yoresh	Chairman of the Board of Directors
Eliyahu Yoresh

/s/ Kineret Tzedef	Director
Kineret Tzedef

/s/ Eli Cohen	Director
Eli Cohen

/s/ Ronen Rosenbloom	Director
Ronen Rosenbloom

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Medigus Ltd. has signed this Registration Statement on this 24th day of August, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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